THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

The Prudential Investment Portfolios, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended to change the designation of “Prudential Asset Allocation Fund”, a series of shares of stock of the Corporation, to “Prudential Balanced Fund”.

SECOND: The foregoing change in designation does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any class or series of stock of the Corporation.

THIRD: As changed and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue remains 6,250,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,250,000, further classified and designated among the series of the Corporation as follows:

Prudential Jennison Growth Fund

Class A Common Stock 208,333,334 shares

Class B Common Stock 208,333,334 shares

Class C Common Stock 208,333,333 shares

Class I Common Stock 208,333,333 shares

Class R Common Stock 208,333,333 shares

Class Z Common Stock 208,333,333 shares

Total 1,250,000,000 shares

Prudential Jennison Equity Opportunity Fund

Class A Common Stock 200,000,000 shares

Class B Common Stock 5,000,000 shares

Class C Common Stock 170,000,000 shares

Class Q Common Stock 230,000,000 shares

Class R Common Stock 170,000,000 shares

Class Z Common Stock 225,000,000 shares

Total 1,000,000,000 shares

Prudential Balanced Fund

Class A Common Stock 325,000,000 shares

Class B Common Stock 125,000,000 shares

Class C Common Stock 125,000,000 shares

Class M Common Stock 125,000,000 shares

Class R Common Stock 75,000,000 shares

Class X Common Stock 75,000,000 shares

New Class X Common Stock 75,000,000 shares

Class Z Common Stock 75,000,000 shares

Total 1,000,000,000 shares

Prudential Conservative Allocation Fund

Class A Common Stock 250,000,000 shares

Class B Common Stock 250,000,000 shares

Class C Common Stock 250,000,000 shares

Class R Common Stock 100,000,000 shares

Class Z Common Stock 150,000,000 shares

Total 1,000,000,000 shares

Prudential Moderate Allocation Fund

Class A Common Stock 250,000,000 shares

Class B Common Stock 250,000,000 shares

Class C Common Stock 250,000,000 shares

Class R Common Stock 100,000,000 shares

Class Z Common Stock 150,000,000 shares

Total 1,000,000,000 shares

Prudential Growth Allocation Fund

Class A Common Stock 250,000,000 shares

Class B Common Stock 250,000,000 shares

Class C Common Stock 250,000,000 shares

Class R Common Stock 100,000,000 shares

Class Z Common Stock 150,000,000 shares

Total 1,000,000,000 shares

FOURTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FIFTH: These Articles Amendment shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, The Prudential Investment Portfolios, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 22 day of April, 2015.

WITNESS:	THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

/s/Jonathan D. Shain

Jonathan D. Shain,

Assistant Secretary

By: /s/ Scott E. Benjamin

Scott E. Benjamin,

Vice President

THE UNDERSIGNED, Vice President of The Prudential Investment Portfolios, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Scott E. Benjamin
Scott E. Benjamin, Vice President